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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in each Statement of Additional Information constituting part of Post-Effective Amendment No. 63 (filed on April 30, 1999) to the Registration Statement No. 2-30070 on Form N-4 (the "Registration Statement") of (1) our report dated February 8, 1999 relating to the financial statements of Separate Account A of The Equitable Life Assurance Society of the United States for the year ended December 31, 1998, and (2) our report dated February 8, 1999 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1998, which reports appear in such Statement of Additional Information, and to the incorporation by reference of our reports into each Prospectus which constitutes part of this Registration Statement. We also consent to the incorporation by reference in the Prospectus of our reports dated February 8, 1999 appearing on page F-1 and page F-53 of The Equitable Life Assurance Society of the United States' Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "About Our Independent Accountants" in each Prospectus and "Custodian and Independent Accountants" in each Statement of Additional Information.


PricewaterhouseCoopers LLP
New York, New York
May 4, 1999